Exhibit 99.1

4Q 2016

SmartFinancial Reports Fourth Quarter Results

KNOXVILLE, TN - January 17, 2017 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK), announced today net income of $1.6 million in its fourth quarter of 2016, compared to $1.2 million a year ago. In the first quarter of 2016, SmartFinancial completed the merger of Cornerstone Community Bank with and into SmartBank. This quarter completes the third full quarter's results of the merged bank.

Billy Carroll, President & CEO, stated: "We are extremely proud of the achievements of our associates during our first full year as a combined company. We had outstanding organic loan growth of over $85 million, increased demand deposits by over $33 million, and maintained a net interest margin of over 4.00 percent for the year. We generated over $4 million in non-interest income during the year thanks to increased revenues from the sale of mortgage and SBA loans and higher revenues from deposit account services. We are successfully capturing our post merger efficiency gains as demonstrated by two consecutive quarterly decreases in noninterest expense to average assets. As a result we have generated increases in both net income and return on assets the last two quarters and look forward to continuing the trend of quarterly improvements into 2017.”

SmartFinancial's Chairman, Miller Welborn, concluded: "The only thing more exciting than what we as a company have accomplished over the last year are the opportunities we have before us heading into 2017. We have added a veteran team of bankers in Bradley County, Tennessee to go along with our planned branch acquisition in that market and as part of our organic growth strategy we are opening a new branch in Panama City, Florida, and that is just to start the year. We will continue to execute our objectives of growing the company while maintaining a strong margin, rigorous underwriting standards, and increasing efficiency. Every day we strive to achieve our goals of being a great place to work, a great place to bank, and making our company a rewarding investment for our shareholders. "

Performance Highlights

•	Net income available to common shareholders totaled $1.4 million or $0.23 per share during the fourth quarter of 2016 which is up from $1.2 million or $0.20 per share in the fourth quarter of 2015.

•	Annualized return on average assets equaled 0.64 percent in the fourth quarter of 2016, compared to 0.63 percent in the third quarter of 2016.

•	Annualized net loan growth was approximately 8 percent in the fourth quarter and 12 percent for the full year 2016.

•	Asset quality was outstanding with nonperforming assets to total assets of just 0.43 percent.

•
Net interest margin, taxable equivalent, increased to 4.06 percent in the quarter as the asset sensitive balance sheet reacted to the increases in interest rates and as the percentage of earning-assets to total assets increased.

Fourth Quarter 2016 compared to Third Quarter 2016

Net income available to common shareholders totaled $1.4 million in the fourth quarter of 2016, or $0.22 per diluted share, compared to $1.3 million, or $0.22 per diluted share, in the third quarter of 2016. Net operating earnings available to common shareholders, which excludes purchased loans accounting adjustments, securities gains, merger and conversion costs, and foreclosed assets gains and losses, totaled $1.4 million in the fourth quarter of 2016 compared to $1.1 million in the previous quarter.

Net interest income to average assets of 3.82 percent for the quarter increased from 3.76 percent in the third quarter of 2016. Net interest income totaled $9.9 million in the fourth quarter of 2016 compared to $9.7 million in the third quarter of 2016. Net interest income was positively impacted during the quarter by increases in earning asset balances and higher earning asset yields. Net interest margin, taxable equivalent, increased from 4.04 percent in the third quarter of 2016 to 4.06 percent in the fourth quarter of 2016 primarily due to higher average loan balances and higher loan yields.

Provision for loan losses was $171 thousand in the fourth quarter of 2016, compared to $261 thousand in the third quarter of 2016. The decrease in provision for loan losses was due to credit improvements in the loan portfolio during the quarter. Annualized net charge-offs in the fourth quarter of 2016 remained at a very low level, just 0.02 percent of average loans compared to 0.01 percent the third quarter of 2016.

The allowance for loan losses, or the ALLL, was $5.1 million, or 0.63 percent of total loans as of December 31, 2016, compared to $5.0 million, or 0.62 percent of total loans, as of September 30, 2016. Adjusted ALLL, which includes the ALLL as well as net acquisition accounting fair value adjustments for acquired loans, was 1.86 percent of total loans as of December 31, 2016, which was down from 1.93 percent as of September 30, 2016. The reduction in adjusted ALLL resulted from continued accretion of fair value discounts.

Nonperforming loans as a percentage of total loans was 0.26 percent as of December 31, 2016, which was up slightly from 0.17 percent in the prior quarter. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.43 percent as of December 31, 2016, compared to 0.38 percent as of September 30, 2016.

Non-interest income to average assets of 0.37 percent for the quarter decreased from 0.47 percent in the third quarter of 2016. Non-interest income totaled $948 thousand in the fourth quarter of 2016, compared to $1.2 million in the third quarter of 2016. The decrease in non-interest income was primarily due to lower gains on sale of foreclosed assets.

Non-interest expense to average assets of 3.11 percent for the quarter was down from 3.13 percent in the third quarter of 2016 and was the lowest of any quarter in 2016. Non-interest expense totaled $8.0 million in the fourth quarter of 2016, which was down slightly from the third quarter of 2016.

Income tax expense was $960 thousand in the fourth quarter of 2016 compared to $947 thousand in the third quarter of 2016. The company's effective tax rate was 36.81 percent in the fourth quarter of 2016 compared to 37.03 percent in the third quarter of 2016.

Fourth Quarter 2016 compared to Fourth Quarter 2015

Net income available to common shareholders totaled $1.4 million in the fourth quarter of 2016, or $0.22 per diluted share, compared to $1.2 million, or $0.19 per diluted share, in the fourth quarter of 2015. Net operating earnings available to common shareholders, which excludes purchased loans accounting adjustments, securities gains, merger and conversion costs, and foreclosed assets gains and losses, totaled $1.4 million in the fourth quarter of 2016 compared to $584 thousand in the fourth quarter of 2015.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with twelve branches, two loan production offices, and one mortgage production office, all of which are located in East Tennessee, the Florida Panhandle, and North Georgia. Recruiting the best people, delivering exceptional client service, strategic branching and a conservative and disciplined approach to lending have all given rise to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartbank.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.
The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses non-GAAP financial measures, including: (i) yield on earning assets, taxable equivalent, (ii) net interest margin, taxable equivalent, (iii) net operating earnings available to common shareholders; (iv) operating efficiency ratio; (v) adjusted allowance for loan losses to loans; and (vi) tangible common equity, in its analysis of the company's performance. Yield on earning assets, taxable equivalent, and net interest margin, taxable equivalent, take into account income on assets exempt from income taxes and are stated on a taxable-equivalent basis assuming a federal income tax rate of 34.0 percent. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger and conversion costs, foreclosed assets gain and losses, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses, merger and conversion costs, and adjustment for foreclosed assets gains and losses from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes total preferred stock, preferred stock paid in capital, goodwill, and other intangible assets.

Management believes that these non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll, President & CEO
865.868.0613

Frank Hughes, Executive Vice President
Investor Relations
423.385.3009

Media Contact
Kelley Fowler, First Vice President, Public Relations & Marketing
SmartBank
865.868.0611

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
	As of and for the three months ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Selected Performance Ratios (Annualized)
Return on average assets	0.64%	0.63%	0.48%	0.54%	0.47%
Net operating return on average assets (Non-GAAP)	0.54%	0.44%	0.26%	0.40%	0.24%
Return on average shareholder equity	6.24%	6.19%	4.64%	5.29%	4.75%
Net operating return on average shareholder equity (Non-GAAP)	5.32%	4.35%	2.47%	3.89%	2.47%
Net interest income / average assets	3.82%	3.76%	3.87%	3.67%	3.79%
Yield on Earning Assets	4.51%	4.49%	4.62%	4.40%	4.54%
Yield on earning assets, TE (Non-GAAP)	4.51%	4.50%	4.62%	4.40%	4.54%
Cost of interest-bearing liabilities	0.58%	0.57%	0.56%	0.53%	0.52%
Net Interest margin	4.05%	4.03%	4.16%	3.96%	4.09%
Net interest margin, TE (Non-GAAP)	4.06%	4.04%	4.16%	3.96%	4.10%
Non-interest income / average assets	0.37%	0.47%	0.39%	0.43%	0.46%
Non-interest expense / average assets	3.11%	3.13%	3.41%	3.19%	3.20%
Efficiency ratio (1)	74.29%	74.06%	80.13%	77.95%	75.24%
Operating efficiency ratio (Non-GAAP)	78.98%	80.31%	85.49%	82.09%	85.73%
Pre-tax pre-provision income / average assets	1.08%	1.09%	0.85%	0.90%	1.05%

Per Common Share
Net income, basic	$0.23	$0.23	$0.16	$0.20	$0.20
Net income, diluted	0.22	0.22	0.15	0.19	0.19
Net operating earnings, basic (Non-GAAP)	0.24	0.19	0.11	0.13	0.10
Net operating earnings, diluted (Non-GAAP)	0.23	0.19	0.10	0.13	0.10
Book value	15.81	15.83	15.64	15.47	15.19
Tangible book value (Non-GAAP)	14.69	14.70	14.48	14.29	13.99
Common shares outstanding	5,896	5,885	5,824	5,817	5,806

Composition Of Loans
Commercial & financial	$85,696	$83,471	$87,253	$83,197	$85,526
Real estate construction & development	117,748	128,727	115,385	113,028	105,132
Real estate commercial	414,860	394,989	389,368	370,922	369,263
owner occupied	181,840	172,397	177,052	166,364	161,698
non-owner occupied	233,021	222,592	212,315	204,558	207,565
Real estate residential	187,557	182,952	174,013	166,214	161,427
Other loans	7,515	7,263	7,377	7,578	6,368
Total loans	$813,376	$797,403	$773,396	$740,939	$727,716

(1) Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
	As of and for the three months ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Asset Quality Data and Ratios
Nonperforming loans	$2,142	$1,370	$2,226	$3,171	$2,754
Foreclosed assets	2,386	2,536	4,936	5,133	5,358
Total nonperforming assets	$4,528	$3,906	$7,162	$8,304	$8,112
Restructured loans not included in nonperforming loans	$608	$3,388	$3,639	$3,677	$3,693
Net charge-offs to average loans (annualized)	0.02%	0.01%	0.01%	(0.02)%	0.02%
Allowance for loan losses to loans	0.63%	0.62%	0.61%	0.61%	0.60%
Adjusted allowance for loan losses to loans (Non-GAAP)	1.86%	1.93%	2.00%	2.11%	2.18%
Nonperforming loans to total loans, gross	0.26%	0.17%	0.29%	0.43%	0.38%
Nonperforming assets to total assets	0.43%	0.38%	0.69%	0.82%	0.79%

Capital Ratios
Tangible equity to tangible assets	9.34%	9.53%	9.37%	9.43%	9.17%
Tangible common equity to tangible assets	8.20%	8.36%	8.20%	8.24%	7.99%
SmartFinancial Inc.:	Estimated
Tier 1 leverage	9.71%	9.77%	9.66%	9.74%	9.45%
Common equity Tier 1	9.98%	10.04%	10.53%	10.61%	10.3%
Tier 1 risk-based capital	11.35%	11.42%	12.04%	12.14%	11.78%
Total risk-based capital	11.93%	12.00%	12.60%	12.7%	12.32%
SmartBank:	Estimated
Tier 1 leverage	9.57%	9.63%	9.70%	9.49%	10.05%
Common equity Tier 1	11.19%	11.26%	11.31%	11.64%	12.16%
Tier 1 risk-based capital	11.19%	11.26%	11.31%	11.64%	12.16%
Total risk-based capital	11.76%	11.83%	11.87%	12.20%	12.97%

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)
BALANCE SHEET
	Ending Balances
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Assets
Cash & cash equivalents	$68,748	$58,587	$71,737	$68,933	$79,965
Securities available for sale	129,422	138,628	142,875	157,560	166,413
Other investments	5,628	4,451	4,451	4,451	4,451
Total investment securities	135,050	143,079	147,326	162,011	170,864
Total loans	813,376	797,143	773,396	740,939	727,716
Allowance for loan losses	(5,105)	(4,964)	(4,720)	(4,527)	(4,355)
Loans net	808,271	792,178	768,676	736,412	723,361
Premises and equipment	30,536	27,863	25,844	25,680	25,038
Foreclosed assets	2,386	2,536	4,936	5,133	5,358
Goodwill and other intangibles	6,636	6,675	6,754	6,848	6,941
Other assets	10,830	9,808	9,524	11,207	12,436
Total assets	$1,062,456	$1,040,726	$1,034,798	$1,016,224	$1,023,963

Liabilities
Non-interest demand	$153,483	$145,509	$145,864	$132,481	$131,419
Interest-bearing demand	162,702	152,216	153,166	161,454	149,424
Money market and savings	274,605	271,259	258,281	241,500	236,901
Time deposits	316,275	291,857	331,438	323,676	340,739
Total deposits	907,065	860,843	888,749	859,111	858,483
Repurchase agreements	26,622	24,202	26,883	20,747	28,068
FHLB & other borrowings	18,505	43,048	10,091	30,125	34,187
Other liabilities	5,024	7,463	6,011	4,253	3,048
Total liabilities	957,216	935,557	931,734	914,236	923,786
Shareholders' Equity
Preferred stock	12	12	12	12	12
Common stock	5,896	5,885	5,824	5,817	5,806
Additional paid-in capital	83,463	83,330	82,800	82,717	82,616
Retained earnings	16,871	15,494	14,153	13,231	12,095
Accumulated other comprehensive loss	(1,002)	449	275	211	(352)
Total shareholders' equity	105,240	105,170	103,064	101,988	100,177
Total liabilities & shareholders' equity	$1,062,456	$1,040,727	$1,034,798	$1,016,224	$1,023,963

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
INCOME STATEMENT
	Three months ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Interest Income
Loans, including fees	$10,324	$10,111	$9,954	$9,374	$9,875
Investment securities	570	602	665	717	630
Other interest income	83	51	50	63	62
Total interest income	10,977	10,763	10,670	10,154	10,567
Interest Expense
Deposits	1,066	1,065	1,013	961	937
Repurchase agreements	17	17	15	17	17
FHLB and other borrowings	37	17	29	45	66
Total interest expense	1,121	1,099	1,057	1,023	1,020
Net interest income	9,856	9,665	9,613	9,131	9,547
Provision for loan losses	171	261	218	138	567
Net interest income after provision for loan losses	9,685	9,404	9,394	8,993	8,980
Non-interest income
Service charges on deposit accounts	277	296	259	296	397
Gain on securities	—	18	98	83	—
Gain on sale of loans and other assets	242	287	197	222	86
Gain (loss) on sale of foreclosed assets	6	130	(4)	58	332
Other non-interest income	422	472	410	412	340
Total non-interest income	948	1,204	961	1,071	1,155

Non-interest expense
Salaries and employee benefits	4,422	4,312	4,486	4,495	4,208
Occupancy expense	875	965	1,137	1,018	910
FDIC premiums	166	153	151	136	148
Foreclosed asset expense	37	79	64	57	110
Marketing	79	179	184	173	100
Data Processing	541	457	555	341	510
Professional expenses	558	558	551	455	760
Amortization of other intangibles	39	80	93	93	93
Service contracts	281	272	316	286	248
Other non-interest expense	1,028	994	936	897	965
Total non-interest expense	8,026	8,050	8,472	7,952	8,052
Earnings before income taxes	2,607	2,558	1,883	2,112	2,083
Income tax expense	960	947	691	764	901
Net income (loss)	1,647	1,611	1,192	1,348	1,182
Dividends on preferred stock	270	270	270	212	30
Net income available to common shareholders	$1,377	$1,341	$922	$1,136	$1,152

NET INCOME PER COMMON SHARE
Basic	$0.23	$0.23	$0.16	$0.20	$0.20
Diluted	0.22	0.22	0.15	0.19	0.19

Weighted average common shares outstanding
Basic	5,891	5,835	5,820	5,807	5,750
Diluted	6,206	6,096	6,132	6,108	6,037

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)
YIELD ANALYSIS
	Three Months Ended December 31, 2016			Three Months Ended September 30, 2016			Three Months Ended December 31, 2015
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Loans (1)	$799,397	$10,329	5.14%	$788,585	$10,112	5.10%	$719,140	$9,875	5.45%
Investment securities and interest bearing due froms (2)	155,426	586	1.50%	159,683	615	1.53%	157,243	624	1.57%
Federal funds and other	14,266	83	2.31%	5,442	51	3.73%	49,488	89	0.71%
Total interest-earning assets	969,089	10,998	4.51%	953,710	10,778	4.50%	925,871	10,588	4.54%
Non-interest-earning assets	53,721			66,735			82,100
Total assets	$1,031,887			$1,020,445			$1,007,971

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$151,108	$78	0.21%	$147,102	$73	0.20%	$138,156	$53	0.15%
Money market and savings deposits	273,257	318	0.46%	268,307	283	0.42%	234,637	259	0.44%
Time deposits	295,529	670	0.90%	312,889	709	0.90%	344,095	625	0.72%
Total interest-bearing deposits	719,894	1,066	0.59%	728,298	1,065	0.58%	716,888	937	0.52%
Securities sold under agreement to repurchase	21,848	17	0.31%	22,471	17	0.30%	22,528	17	0.30%
Federal Home Loan Bank advances and other borrowings	23,823	37	0.62%	11,187	17	0.60%	35,806	66	0.73%
Total interest-bearing liabilities	765,565	1,120	0.58%	761,956	1,099	0.57%	775,222	1,020	0.52%
Noninterest-bearing deposits	154,171			148,178			130,212
Other liabilities	6,514			6,194			3,830
Total liabilities	926,244			916,328			909,264
Shareholders’ equity	105,643			104,117			98,707
Total liabilities and stockholders’ equity	$1,031,887			$1,020,445			$1,007,971

Net interest income, taxable equivalent		$9,878			$9,679			$9,568
Interest rate spread (3)			3.93%			3.93%			4.02%
Tax equivalent net interest margin (4)			4.06%			4.04%			4.10%

Percentage of average interest-earning assets to average interest-bearing liabilities			126.58%			125.17%			119.4%
Percentage of average equity to average assets			10.24%			10.20%			9.79%

(1) Loans include nonaccrual loans. Loan fees included in loan income was $720 thousand, $556 thousand, and $518 thousand for the quarters ended December 2016, September 2016, and December 2015, respectively. Yields related to loans exempt from income taxes are stated on a taxable-equivalent basis assuming a federal income tax rate of 34.0 percent. The taxable-equivalent adjustment was $5 thousand for the period ended December 31, 2016, $1 thousand for the period ended September 30, 2016 and zero for the period ended December 31, 2015.
(2) Yields related to investment securities exempt from income taxes are stated on a taxable-equivalent basis assuming a federal income tax rate of 34.0 percent. The taxable-equivalent adjustment was $16 thousand for the period ended December 31, 2016, $13 thousand for the period ended September 30, 2016, and $21 thousand for the period ended December 31, 2015.
(3) Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.

SmartFinancial, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Condensed Consolidated Financial Information (unaudited)
(In thousands, except for per share data)
	Three months ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Operating Earnings
Net income (GAAP)	$1,647	$1,611	$1,192	$1,348	$1,182
Purchased loan accounting adjustments*	(430)	(450)	(597)	(541)	(818)
Securities (gains) losses	—	(18)	(98)	(83)	—
Merger and conversion costs	—	—	153	105	230
Foreclosed assets (gains) losses	(6)	(130)	4	(58)	(332)
Income tax effect of adjustments	464	387	250	221	352
Net operating earnings (Non-GAAP)	1,674	1,400	904	992	614
Dividends on preferred stock	(270)	(270)	(270)	(212)	(30)
Net operating earnings available to common shareholders (Non-GAAP)	$1,404	$1,130	$634	$780	$584
Net operating earnings per common share:
Basic	$0.24	$0.19	$0.11	$0.13	$0.10
Diluted	0.23	0.19	0.10	0.13	0.10

Operating Efficiency Ratio
Efficiency ratio (GAAP)	74.29%	74.06%	80.13%	77.95%	75.24%
Adjustment for amortization of intangibles	(0.49)%	(0.99)%	(1.10)%	(1.17)%	(1.16)%
Adjustment for taxable equivalent yields	(0.26)%	(0.18)%	(0.16)%	(0.17)%	(0.26)%
Adjustment for purchased loan accounting adjustments*	5.36%	5.59%	7.05%	6.81%	10.16%
Adjustment for securities (gains) losses	—%	0.23%	1.16%	1.05%	—%
Adjustment for merger and conversion costs	—%	—%	(1.81)%	(1.33)%	(2.85)%
Adjustment for OREO (gains) losses	0.08%	1.62%	(0.05)%	0.73%	4.13%
Operating efficiency ratio (Non-GAAP)	78.98%	80.33%	85.22%	83.87%	85.26%

Adjusted Allowance for Loan Losses
Allowance for loan losses (GAAP)	$5,105	$4,964	$4,720	$4,527	$4,355
Net acquisition accounting fair value discounts to loans	10,271	10,742	11,053	11,381	11,781
Adjusted allowance for loan losses (Non-GAAP)	15,377	15,706	15,773	15,908	16,136
Loans (excluding acquisition accounting fair value discounts)	828,753	812,848	789,169	752,321	739,497
Adjusted allowance for loan losses to loans (Non-GAAP)	1.86%	1.93%	2.00%	2.11%	2.18%

Tangible Common Equity
Shareholders' equity (GAAP)	$105,240	$105,170	$103,064	$101,988	$100,177
Less preferred stock & preferred stock paid in capital	12,000	12,000	12,000	12,000	12,000
Less goodwill and other intangible assets	6,636	6,675	6,754	6,848	6,941
Tangible common equity (Non-GAAP)	$86,604	$86,495	$84,310	$83,140	$81,236
*Consists of ASC 310-30 accretion above (below) contractual loan income and ASC 310-20 accretion